UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 29, 2005

                                  HEMCURE, INC.
             (Exact name of registrant as specified in its charter)

           Minnesota                    005-80848                 84-0916792
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)

                        5353 Manhattan Circle, Suite 101
                            Boulder, Colorado 80303
              (Address of principal executive offices) (Zip code)

                                 (303) 499-6000
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02    Unregistered Sales of Equity Securities

On August 5, 2005,Hemcure, Inc. (the "Company") entered into a privately negotiated transaction with the holder of its Notes Payable currently in default (the "Note") pursuant to which the holder exchanged the Note and accrued interest, an aggregate amount of $1,875,100, for 218,750 shares of the Company's common stock, par value $0.01 per share. The shares were issued without registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Act and Regulation D thereunder. No underwriters were involved and no commissions or other consideration was paid in connection with the exchange.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
             Year

On July 29, 2005 the Company received notification from the Minnesota Secretary of State that a Certificate of Amendment to the Company's Amended and Restated Articles of Incorporation, reflecting the approved amendments, was filed with Minnesota Secretary of State on July 20, 2005. Attached as Exhibit 3.1 is a copy of the Certificate of Amendment. The amendment increased the Company's authorized shares from 10,000,000 to 800,000,000 shares of common stock and eliminated cumulative voting for directors.

Item 9.01    Financial Statements and Exhibits

Exhibits

3.1 Certificate of Amendment of Amended Articles of Incorporation, as amended, of Hemcure, Inc., dated July 1, 2005 and filed with the Minnesota Secretary of State on July 20, 2005.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HEMCURE, INC.

Date: August 5, 2005                  By:    /s/ Michael Friess
                                             -----------------------------------
                                      Name:  Michael Friess
                                      Title: Chairman of the Board and Chief
                                             Executive Officer




















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